Exhibit 99.1

Dear Shareholders,

We believe in the near future you will have the tools you need to be in complete control of your money.

We believe you should be able to transact with whomever you want, whenever you want and how you want.

Some say that you should own nothing and be happy about that. We say you should have the option of owning and controlling your data, your assets and your financial future.

We are working hard to make this vision a reality.

We are seasoned founders, and former venture capital and public market veterans with decades of experience in technology and finance. Each of us has also experienced financial hardship as a result in our misplaced trust in the legacy financial system. This reinforces our conviction that the decentralized technologies of crypto, blockchain and Web3 are vital for the future of personal finance.

We launched The Crypto Company (“TCC”) in 2017 and in that same year took it public (OTCID: CRCW) because we believed we could serve as a bridge between the old economy and the new. We pioneered a new model, which we believe to be the first, to accept crypto as an investment for our public stock. We also believe we were the first public company with an actively managed digital asset treasury. Being first is never an easy path. We endured many criticisms and many setbacks.

Our history has shaped how we operate today. Every challenge strengthened our discipline; every setback sharpened our resolve. We’ve survived and matured through every crypto cycle, regulatory review and market upheaval—and we are still here.

And now, our focus is to translate that hard-won experience into enduring value for you, our shareholders.

We believe the best way to do this is to work hard toward aligning the incentives for all of us—whether you are an investor through the public markets, an investor in our private placements, an employee, contractor, strategic partners, capital partners, or a shareholder through one of our subsidiaries.

We believe now is a uniquely advantageous moment. As it relates to our business, regulatory clarity is increasing, with the recent enactment of the GENIUS Act and the potential enactment of the CLARITY Act, institutional participation is accelerating, and we believe recent policy shifts favor transparent, publicly traded companies like ours.

Industry Projected to Nearly Double in 2 Years… up to $7+ Trillion by 2028

When we began, crypto was a niche industry. Now it is a globally entrenched, multi-trillion- dollar ecosystem touching nearly every sector of the modern economy. As of 2025, the total market capitalization of digital assets grew to approximately $4 trillion, representing one of the largest asset classes in the world after global equities and gold [1].

What’s even more striking is the growth trajectory. The World Economic Forum (WEF) projects that one segment alone—Decentralized Physical Infrastructure Networks (DePIN)—could reach $3.5 trillion by 2028, roughly doubling the size of the entire crypto industry in just a few years [2]. DePIN refers to the blockchain-based re-architecture of physical infrastructure—wireless networks, cloud compute, storage, mobility, and energy—now being built through decentralized token incentives instead of centralized ownership.

When you add the rapid expansion of real-world assets (RWA) on-chain, tokenized artificial intelligence (AI) models, and web3 gaming, crypto stands to be among the fastest-scaling asset ecosystems in financial history [3].

In a single generation, the internet evolved dramatically:

●	Web 1.0 – connecting the world’s information
●	Web 2.0 – connecting the world’s people
●	Web3 – connecting the world’s value

For the first time, with Web3, anyone, anywhere can create, own, and exchange digital property—turning networks themselves into markets. And unlike Web 2.0 marketplaces, through Web3 and cryptocurrency, we, the users of the marketplace, can have ownership and control of the marketplace itself.

Despite this massive growth, crypto and Web3 remain early-stage technologies. Like the internet in the 1990s, they require long-term capital, patient innovation, and visionary builders. Historically, this kind of frontier development has been funded by venture capital. But as Rafe Furst explores in his book, The Future of Venture Capital [4], the old VC model—built on illiquidity and asymmetric incentives—no longer fits the speed or openness of the new digital economy.

Liquidity Is the Future

This liquidity-driven model is also a core part of our long-term flywheel: operating revenues strengthen our treasury; our treasury amplifies our acquisition capabilities; and each value-accretive acquisition compounds the potential for future growth.

Traditional venture capital was built on illiquidity. Invest, wait 7–10 years, and hope for an exit. In that time, many startups fail, and even the winners deliver liquidity only to a few insiders. By contrast, the crypto industry and Web3 introduce immediate or near-term liquidity via tradable tokens, aligning incentives between founders, investors, and communities.

We believe liquidity is the new valuable asset class. It allows capital to move at the speed of innovation and gives every participant a tradable stake in value creation.

Structurally Addressing the Illiquidity Problem

We’ve designed TCC to flip the structural inefficiency of venture capital into a structural advantage in two ways:

1.	Aligning Liquidity for Founders and Early Shareholders

At the point venture capitalists look to invest, founders and early investors are often still a decade away from realizing any liquidity for their equity—and most never do. When we make an acquisition using our equity, founders and early-stage investors get individualized partial liquidity, along with potential further upside, through our publicly traded stock. This model combines capital with the operational expertise we bring to these companies from our team, giving founders and early-stage investors the resources they need to grow faster than they could privately. This strategy is also designed to take them off the “VC treadmill,” where they’re pressured to raise ever-larger rounds, to chase premium valuations, often destroying long-term value through non-accretive dilution, and increasing the risk of failure.

2.	Aligning Liquidity for Investors

It is not uncommon for Limited Partner investors in VC funds to chase 20% internal rates of return, but still be locked up for a decade. Yet more than half of all VC funds fail to return any profits to their LPs [4]… while still paying management fees to the VCs themselves. By contrast, shareholders in The Crypto Company have the ability to gain exposure to early-stage startups in crypto, blockchain, Web3, and AI that— when paired with our industry expertise and operational experience—offer the potential of liquidity through our public stock.

By seeking to combine emerging tech projects with liquidity, we aim to build a new model for investing in innovation—one where liquidity, alignment, and transparency replace 10- year lock-ups, misaligned incentives, and opacity.

Addressing the Overlooked Issues: Dilution and Reverse Splits

We believe transparency builds trust. As shareholders ourselves, our goal is to issue new shares only when we believe it will increase value for our existing shareholders—for example, when we raise new capital to acquire companies or digital assets as part of our strategy. If we don’t believe the net effect will increase per-share value, we do not do the deal.

While we currently have no plans to leave the OTC Markets, if at some point in the future we deem it in the best interest of shareholders to uplist, we would most likely need to conduct a reverse split to meet the minimum listing requirements.

Recent Nasdaq guidance restricts companies from using dilutive stock issuances solely to purchase crypto assets. Our business model is already fully aligned with this guidance as we focus on disciplined acquisitions of operating businesses and a diversified treasury strategy designed to add long-term value rather than fuel speculation.

The Road Ahead

We believe our unique history and strategy sets us apart from the recent flurry of “Digital Asset Treasury” companies. Our strategy is threefold:

1.	Increase the revenues and profitability of our existing businesses;
2.	Build and acquire new businesses; and
3.	Treasury digital assets which we believe hold fundamental value and are strategic to our business units.

An example of this strategy in action is our recent acquisition of 50.1% of Starchive.io, Inc. (“Starchive”), an AI-powered digital asset management platform used by creators, enterprises, archivists, and IP owners to organize, preserve, and monetize their media libraries. Starchive brings new customers and scalable software infrastructure into our ecosystem, demonstrating the type of value-accretive operating businesses we look to bring onboard.

We remain committed to thoughtful execution, disciplined growth, and building in a way that endures across cycles. Our long-term orientation guides every decision we make.

As fellow shareholders we appreciate your ongoing support, and we welcome your input and partnership ideas at shareholders@tcc.co

Sincerely,

Ron Levy, CEO

Jared Strasser, COO

Rafe Furst, CSO

References

1.	International Monetary Fund (IMF) — Crypto Assets Monitor, Q3 2025: “Crypto assets’ market capitalization rose to USD 4.2 trillion over the third quarter of 2025.”

PDF Link

2.	World Economic Forum (WEF) — Technology Convergence Report 2025: “Decentralized Physical Infrastructure Networks (DePIN) … projected to grow to US$ 3.5 trillion by 2028.”

PDF Link

3.	Fidelity Digital Assets — The Maturation of Digital Assets, October 2025: “Bitcoin’s market cap grew from zero to over US$1 trillion in just under 11 years, far faster than many major corporations.”

Link

AND CoinGecko — “Bitcoin outperformed traditional assets: 26,931.1 % over last decade vs. 193.3 % for S&P 500.”

Link

4.	The Future of Venture Capital, by Rafe Furst with foreword by Tim Draper (Amazon, 2025).

Free Kindle edition available to shareholders — email info@tcc.co with the subject line Book Request.

Forward-Looking Statements:

This release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of the applicable securities legislation. All statements, other than statements of historical fact, are forward- looking statements and are based on expectations, estimates and projections as at the date of this release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this release, forward-looking statements relate, among other things, to: the Company’s future performance, revenue, growth and profitability; and the Company’s ability to execute on its current and future business plans. These forward- looking statements are provided only to provide information currently available to us and are not intended to serve as and must not be relied on by any investor as, a guarantee, assurance or definitive statement of fact or probability. Forward-looking statements are necessarily based upon a number of estimates and assumptions which include, but are not limited to: the Company’s ability to grow its business and being able to execute on its business plans, the Company being able to recognize and capitalize on opportunities, the Company ability to continue attracting qualified personnel to support its development requirements, and the Company’s ability to effectively manage, safeguard, and realize value from its digital asset or cryptocurrency treasury, including risks relating to market volatility, liquidity, regulatory developments, and custody. These assumptions, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the Company’s ability to achieve its objectives, the Company successfully executing its growth strategy, the ability of the Company to obtain future financings or complete offerings on acceptable terms, dependence on the Company’s key personnel and general business, economic, competitive, political and social uncertainties, and risks associated with the Company’s digital asset or cryptocurrency treasury, including volatility in cryptocurrency markets, liquidity constraints, regulatory and compliance developments affecting digital assets, cybersecurity and custody risks, and the potential impact of impairments or fluctuations in value. These risk factors are not intended to represent a complete list of the factors that could affect the Company which are discussed in the Company’s most recent MD&A. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on the forward-looking statements and information contained in this release. The Company assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.